Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-201947) of American CareSource Holdings Inc. of our report dated July 16, 2015, with respect to our audits of the financial statements of Medac Health Services, P.A. for the years ended December 31, 2014 and 2013.

/s/LWBJ, LLP

West Des Moines, Iowa

August 28, 2015